Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated August 24, 2011

$[ ] Notes due September 2, 2016 Linked to the Performance of a Basket of Commodity Indices Global Medium-Term Notes, Series A, No. C-332

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	August 30, 2011**

Issue Date:	September 2, 2011**

Basket Final Valuation Date:	August 30, 2016*

Maturity Date:	September 2, 2016*

Denominations:	Minimum denominations of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	A basket comprised of the following commodities (each a “basket component” or “Index”, and together, the “basket components” or “Indices”) in weighted allocations:

Basket Component	Index Sponsor	Bloomberg ticker symbol	Weight	Initial Level
Barclays Capital Commodity Index Agriculture Pure Beta Excess Return (“BCC1AGPP”). For a description of the Index, see the information set forth under “Description of the Indices Included in the Basket” herein.	Barclays Capital, a division of Barclays Bank PLC	BCC1AGPP<Index>	1/2	[—]
Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return (“BCC1IMPP”). For a description of the Index, see the information set forth under “Description of the Indices Included in the Basket” herein.	Barclays Capital, a division of Barclays Bank PLC	BCC1IMPP <Index>	1/2	[—]

Payment at Maturity:

If the basket return is greater than 0%, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the basket return multiplied by the upside leverage factor, subject to the maximum return. For example, assuming that the maximum return is set at 105%, if the basket return is 70% or more, you will receive the maximum return on the Notes of 105%. Accordingly, if the basket return is positive, your payment at maturity per $1,000 principal amount Note would be calculated as follows:

$1,000 + [$1,000 × (Basket Return × Upside Leverage Factor)]

If the basket return is equal to or less than 0% and equal to or greater than -20%, you will receive the principal amount of your Notes.

If the basket return is less than -20%, you will receive a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by sum of the basket return and 20%. Accordingly, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + 20%)])

You will lose up to 80% of your investment at maturity if the final basket level declines from the initial basket level by more than 20%.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Basket Return:	The performance of the reference asset from the initial basket level to the final basket level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	Set equal to 100 on the basket initial valuation date.

Final Basket Level:

The final basket level will be calculated as follows:

100 × [1 + (BCC1AGPP return × 1/2) + (BCC1IMPP return × 1/2)]

The returns set forth in the formula above reflect the performance of the each basket component as described under “Basket Component Return” below.

Basket Component Return:

The performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Where,

Initial Level = for each basket component, the initial level is the closing level of the basket component on the basket initial valuation date, determined as described under “Reference Asset” above;

Final Level = for each basket component, the final level will equal the closing level of the basket component on the basket final valuation date, determined as described under “Reference Asset” above.

Upside Leverage Factor:	1.50

Maximum Return:	100.50%-125.00%

Change in Law Redemption Event:	Upon the occurrence of a Change in Law (as defined below) that, in our sole determination, would, or is reasonably likely to: (i) have an adverse effect upon, or otherwise require us or our affiliates to unwind or terminate, in whole or in part, any of the positions, transactions or contractual arrangements pursuant to which we or our affiliates have hedged, individually or on a portfolio basis, our obligations under the Notes; or (ii) restrict our ability, or make it reasonably impracticable, to maintain existing hedging positions, enter into future transactions or contractual arrangements, or to establish or modify positions, to hedge, individually or on a portfolio basis, our obligations under the Notes, we may, but are not obligated to, redeem the Notes in whole (but not in part) in accordance with the provisions set forth herein at the redemption amount on the redemption date. See “Change in Law Redemption Event” in this free writing prospectus.

Hedging Disruption Redemption Event:	Upon the occurrence of a Hedging Disruption Event (as defined below), we may, but are not obligated to, redeem the Notes in whole (but not in part) at our sole discretion at the redemption amount on the redemption date. See “Hedging Disruption Redemption Event” in this free writing prospectus.

Redemption Amount:	In the case of a Change in Law Redemption Event or a Hedging Disruption Redemption Event, the redemption amount will be equal to an amount determined in good faith in a commercially reasonable manner by the Calculation Agent, in its sole discretion, taking into account the latest available quotations for the Index, the futures contracts comprising the Index and any other information that it deems relevant.

Redemption Date†:	The fifth business day following the date on which we provide written notice to the Depository Trust Company (“DTC”) of our election to redeem the Notes pursuant to a Change in Law Redemption Event or Hedging Disruption Redemption Event (the “Notice Date”).

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738KSP7 and US06738KSP74

*	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” , “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
**	Expected. In the event we make any change to the expected basket initial valuation date and issue date, the basket final valuation date and maturity date will be changed so that the stated term of the Notes remains the same.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-8 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public[1]	Agent’s Commission‡‡	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

‡‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $[1,000] principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns and examples set forth below assume the initial levels for the basket components are 196.5270 for the Barclays Capital Commodity Index Agriculture Pure Beta Excess Return and 325.0974 for the Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return below. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on the Notes
200.00	100.00%	$2,005.00	100.50%
190.00	90.00%	$2,005.00	100.50%
180.00	80.00%	$2,005.00	100.50%
167.00	67.00%	$2,005.00	100.50%
160.00	60.00%	$1,900.00	90.00%
150.00	50.00%	$1,750.00	75.00%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$950.00	-5.00%
70.00	-30.00%	$900.00	-10.00%
65.00	-35.00%	$850.00	-15.00%
60.00	-40.00%	$800.00	-20.00%
50.00	-50.00%	$700.00	-30.00%
40.00	-60.00%	$600.00	-40.00%
30.00	-70.00%	$500.00	-50.00%
20.00	-80.00%	$400.00	-60.00%
10.00	-90.00%	$300.00	-70.00%
0.00	-100.00%	$200.00	-80.00%

PPS–2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: The basket level increases from an initial basket level of 100 to a final basket level of 110.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
Barclays Capital Commodity Index Agriculture Pure Beta Excess Return (“BCC1AGPP”)	196.5270	167.0480	1/2	-15%
Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return (“BCC1IMPP”)	325.0974	438.8815	1/2	35%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-15% × 1/2) + (35% ×1/2)]

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

110 - 100	= 10.00%
100

Step 4: Calculate the Payment at Maturity.

Because the basket return of 0% multiplied by the Upside Leverage Factor is less than the Maximum Return of 100.50%, the payment at maturity per $1,000 principal amount Note is calculated as follows:

$1,000 + [$1,000 × (10.00% × 1.50)] = $1,150.00

Therefore, the payment at maturity is $1,150.00 per $1,000 principal amount Note, representing a 15.00% return on investment over the term of the Notes.

PPS–3

Example 2: The basket level decreases from an initial basket level of 100 to a final basket level of 70.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
Barclays Capital Commodity Index Agriculture Pure Beta Excess Return (“BCC1AGPP”)	196.5270	176.8743	1/2	-10%
Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return (“BCC1IMPP”)	325.0974	162.5487	1/2	-50%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-10% × 1/2) + (-50% × 1/2)] = 70

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

70 - 100	= -30.00%
100

Step 4: Calculate the Payment at Maturity.

Because the basket return is less than -20%, the payment at maturity per $1,000 principal amount Note is calculated as follows:

$1,000 + ($1,000 × Basket Return)

$1,000 + ($1,000 × (-30%+20%)) = $900.00

Therefore, the payment at maturity is $900.00 per $1,000 principal amount Note, representing a -10.00% loss on investment over the term of the Notes.

Example 3: The basket level increases from an initial basket level of 100 to a final basket level of 180.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
Barclays Capital Commodity Index Agriculture Pure Beta Excess Return (“BCC1AGPP”)	196.5270	334.0959	1/2	70%
Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return (“BCC1IMPP”)	325.0974	617.6851	1/2	90%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

PPS–4

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (70% × 1/2) + (90% × 1/2)] = 180

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

180 - 100	= 80.00%
100

Step 4: Calculate the Payment at Maturity.

Because the Basket Component Return of 80% multiplied by the Upside Leverage Factor is greater than the Maximum Return of 100.50%, the payment at maturity per $1,000 principal amount Note will be $2,005.00 per Note:

$1,000 + [$1,000 × 100.50%)] = $2,005.00

Therefore, the payment at maturity is $2,005.00 per $1,000 principal amount Note, representing a 100.50% return on investment over the term of the Notes.

Example 4: The basket level decreases from an initial basket level of 100 to a final basket level of 90.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
Barclays Capital Commodity Index Agriculture Pure Beta Excess Return (“BCC1AGPP”)	196.5270	167.0480	1/2	-15%
Barclays Capital Commodity Index Industrial Metals Pure Beta Excess Return (“BCC1IMPP”)	325.0974	308.8425	1/2	-5%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-15% × 1/2) + (-5% × 1/2)] = 90

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

90 - 100	= -10.00%
100

PPS–5

Step 4: Calculate the Payment at Maturity.

Because the Basket Component Return is less than 0% and greater than -20%, the payment at maturity is $1,000 per $1,000 principal amount Note, representing a 0.00% loss on investment over the term of the Notes.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The basket final valuation date, the maturity date, the payment at maturity, the basket components and the basket are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset”, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”, “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

•

We May, But Are Not Obligated to, Redeem the Notes Upon the Occurrence of a Change in Law Redemption Event or Hedging Disruption Event—We have the right to redeem or “call” your Notes without your consent at our sole discretion upon the occurrence of a Change in Law Redemption Event or a Hedging Disruption Event (both events as described below).

The commodity futures contracts that underlie each Index are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (the “CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie each Index, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices. Any such restrictions could restrict or prevent our ability to hedge our obligations under the Notes. If such restrictions are imposed on market participants, we or our affiliates may be unable to effect, or may be required to unwind, in whole or in part, transactions necessary to hedge our obligations under the Notes, in which case we will have the right, but not the obligation, to redeem your Notes.

If we exercise our right to redeem the Notes upon the occurrence of a Change in Law Redemption Event or Hedging Disruption Event, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the redemption date in a comparable investment. Our right to redeem the Notes upon the occurrence of a Change in Law Redemption Event or Hedging Disruption Event may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of such Change in Law Redemption Event or Hedging Disruption Event.

Moreover, even if such legislative, regulatory or other market changes do not result in a Change in Law Redemption Event or Hedging Disruption Event, or we do not exercise our right to redeem the Notes, the restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the contracts underlying the Index, which could adversely affect the prices of such contracts and, in turn, the return on and the value of the Notes.

Our right to redeem the Notes does not mean that you have any right to require us to repay your Notes prior to maturity.

•

Limited Protection Against Loss—If the final basket level declines from the initial basket level, you may lose up to 80% of your initial investment. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this preliminary pricing supplement.

PPS–6

•

Appreciation Potential—The Notes provide the opportunity to enhance returns up to the Maximum Return on the Notes, or a maximum additional payment, for every $1,000 principal amount Note, equal to $1,000 multiplied by the Maximum Return. The Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 105.00%. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Indices. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that the Internal Revenue Service could assert that you should be treated as if you owned the underlying components of the Indices. Under such a characterization, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value). Additionally, it is also possible that you could be required to recognize gain or loss each time (i) a contract tracked by the Indices rolls or (ii) one of the Indices rebalances.

It is also possible that the Internal Revenue Service could assert that your Notes should be treated as partially giving rise to “collectibles” gain or loss if you have held your Notes for more than one year, although we do not think such a treatment would be appropriate in this case because (i) a sale or exchange of the Notes is not a sale or exchange of a collectible but is rather a sale or exchange of an executory contract that reflects the value of a collectible, and (ii) the executory contract tracks the value of collectibles only to a limited extent. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the form on which to report the relevant information. However, once the Internal Revenue Service issues the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

PPS–7

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the basket components. These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement, including but not limited to the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities.”

In addition to the risks discussed under the headings above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The return on the Notes at maturity is linked to the performance of the basket components and will depend on whether, and the extent to which, the basket return is positive or negative. If the final basket level declines from the initial basket level, you may lose up to 80% of your initial investment.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Your Maximum Gain on the Notes Is Limited to the Maximum Return—If the Basket Return is greater than 0%, for each $1,000 principal amount Note, you will receive at maturity $1,000 plus an additional amount that will not exceed $1,005.00, which is equal to the Maximum Return multiplied by $1,000 per $1,000 Note.

•	No Interest Payments—As a holder of the Notes, you will not receive interest payments.

•

You Will Not Have Rights in the Futures Contracts Underlying the Basket Components—As a holder of the Notes, you will not have any rights in the futures contracts that comprise the components underlying either Index. Your Notes will be paid in cash, and you will have no right to receive delivery of any underlying commodity.

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Certain Built-In Costs Are Likely to Adversely Affect the Level of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

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Changes in the Levels of the Basket Components May Offset Each Other—Movements in the basket components may not correlate with each other. At a time when the closing level of one basket component increases, the closing level of the other basket component may not increase as much or may even decline. Therefore, in calculating the final basket level, increases in the level of one basket component may be moderated, or more than offset, by lesser increases or declines in the level of the other basket component.

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The Payment at Maturity on Your Notes is Not Based on the Final Levels of the Basket Components at Any Time Other than the Basket Final Valuation Date—The final basket level and the basket return will be based solely on the closing levels, as applicable, of the basket components on the basket final valuation date (subject to adjustments as described in the prospectus supplement). Therefore, if the levels of one or more basket components drops precipitously on the basket final valuation date, the payment at maturity that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the levels of the basket components prior to such drop. Although the closing levels, as applicable, of the basket components on the maturity date or at other times during the life of your Notes may be higher than such levels on the basket final valuation date, you will not benefit from any such increases in the levels of the basket components other than those increases, if any, represented by the final levels on the basket final valuation date.

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Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

PPS–8

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Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

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Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until redemption or maturity and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

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Suitability of the Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this preliminary pricing supplement the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

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Many Economic and Market Factors Will Impact the Level of the Notes—In addition to the levels of the basket components on any day, the level of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

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the expected volatility of the price of the commodities pertaining to the futures contracts underlying the basket components, and of the prices of exchange-traded futures contracts for the purchase or delivery of such commodities;

•	the expected volatility of each Index and its components;

•	the time to maturity of the Notes;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

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global supply and demand for the commodities pertaining to the futures contracts underlying the basket components, and supply and demand for such exchange-traded futures contracts for the purchase or delivery of such commodities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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We Are Under No Obligation to Avoid the Occurrence of a Hedging Disruption Event By Ceasing or Otherwise Restricting Our Trading Activities That We May Engage In On Behalf of Our Customers or For Proprietary Accounts—We and our affiliates expect to engage in trading activities related to the components of the Indices and the Reference Indices (including the underlying physical commodities), futures or options on the components of the Indices, the components of the Reference Indices or either Index, any Reference Index or other derivative instruments with returns linked to the performance of the components of the Indices or the Reference Indices or the Indices, which activities would be unrelated to the Notes. We may engage in these trading activities in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management, as well as for our and our affiliates’ proprietary accounts. These trading activities may contribute to our aggregate holding of a particular commodity, or derivatives based on prices of that commodity, to which either Index or any Reference Index also relates, which may be subject to a specified position limit set by a regulatory or self-regulatory body, including any exchange or trading facility. Under the terms of the Notes, we may redeem the Notes in whole (but not in part) at our sole discretion upon the occurrence of a Hedging Disruption Event (as defined herein), which may include when Hedge Positions (as defined herein) would contribute to the breach of such applicable position limits. See “Hedging Disruption Redemption Event” for more information. We are under no obligation to cease or otherwise restrict our trading activities that we and our affiliates may engage in on behalf of customers or for proprietary accounts in order to avoid breaching such position limits and to avoid the occurrence of a Hedging Disruption Event. As a result, these trading activities unrelated to the Notes may result in increasing the likelihood of a Hedging Disruption Redemption Event occurring during the term of the Notes.

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Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the basket components and, as a result, the market value of the Notes, and the amount you will receive at maturity.

PPS–9

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some cases, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of basket components and, as a result, the market value of the Notes.

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Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Level of the Notes—The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the levels of the basket components, therefore, the value of the Notes.

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Future Prices of the Components of the Indices That are Different Relative to Their Current Prices May Result in a Lower Level for the Indices on the Basket Final Valuation Date—The indices included in the basket are composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise each Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the level of the indices and, accordingly, and the payment you receive at maturity or upon redemption.

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The Agriculture Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector—The Agriculture Index is comprised of futures contracts on nine agricultural commodities: coffee, corn, cotton, soybean oil, soybean meal, soybeans, sugar and wheat (Kansas) and wheat (spring). Consequently, in addition to factors affecting commodities generally that are described above, the Agriculture Index may be subject to a number of additional factors specific to agricultural commodities that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Notes may offset or enhance the effect of another factor.

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The Industrial Metals Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector—The Industrial Metals Index is comprised of futures contracts on the following industrial metals: aluminum, copper (LME), copper (US), nickel and zinc. Consequently, in addition to factors affecting commodities generally that are described above, the Industrial Metals Index may be subject to a number of additional factors specific to industrial metals that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, including the availability of substitutes such as man-made or synthetic substitutes;

PPS–10

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Notes may offset or enhance the effect of another factor.

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The Pure Beta Series 2 Methodology May Produce Returns that Underperform the Reference Indices—Each Index is a proprietary index designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology to a basket of exchange-traded futures contracts for the same physical commodities as are included in the corresponding Reference Index. Although the Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply distortions, there can be no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives. If the Pure Beta Series 2 Methodology does not succeed in these objectives, then an investment in the Notes may underperform compared to an investment in instruments linked to the corresponding Reference Index, possibly by a substantial margin.

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The Pure Beta Series 2 Methodology May Result in Allocation to Futures Contracts that Increase Negative Roll Yields—Unlike traditional commodity indices, which roll into futures contracts that are nearest to expiration (and that meet the relevant index’s rolling criteria), the futures contracts underlying the Indices may be rolled into futures contracts with more distant expiration dates, as selected by the Pure Beta Series 2 Methodology. The Pure Beta Series 2 Methodology may result in the selection of a longer-dated futures contract that results in negative roll yield when that futures contract is rolled, even if positive roll yield or less negative roll yield would have resulted by investing in and rolling into futures contracts with a nearer expiration. If this were to occur, your investment in the Notes may underperform compared to an investment in instruments linked to traditional commodity indices or linked to the corresponding Reference Index.

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Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of the Notes and the Amounts Payable on Your Notes—The commodities futures contracts that underlie the Indices are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (“CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodities futures contracts that underlie the Indices, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

PPS–11

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Concentration Risks Associated with the Indices May Adversely Affect the Value of the Notes—Because the Notes are linked to a basket of two indices, which are each comprised of one or more contracts on physical commodities, they will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index. Your investment may carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

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The Indices May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges—The Indices are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, either Index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

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The Policies of the Index Sponsor and Changes That Affect the Composition and Valuation of the Indices or the Components of the Indices Could Affect the Amount Payable on the Notes and Their Market Value—The policies of the index sponsor concerning the calculation of the level of the Indices could affect the value of the Indices and, therefore, the amount payable on the Notes at maturity and the market value of the Notes prior to maturity.

The index sponsor may modify the methodology for calculating the value of any of the Indices. In addition, as described in “Description of the Indices Included in the Basket—Modifications to the Agriculture Index” and “Modifications to the Industrial Metals Index” in this preliminary pricing supplement, under a number of circumstances the index sponsor may make certain changes to the way in which any Index is calculated. The index sponsor may also discontinue or suspend calculation or publication of any Index, in which case it may become difficult to determine the market value of the affected Index. Any such changes could adversely affect the value of the Notes.

If events such as these occur, or if an Index closing level is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the closing level for the relevant Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Description of the Indices Included in the Basket—Modifications to the Agriculture Index” and “Modifications to the Industrial Metals Index.”

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As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest—Barclays Capital, a division of Barclays Bank PLC, is the index sponsor for the Indices and the Reference Indices. The index sponsor is responsible for the composition, calculation and maintenance of each Index and Reference Index. As discussed in this preliminary pricing supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of each Index and Reference Index, and any such judgments or actions may adversely affect the value of the Notes.

The role played by the index sponsor, and the exercise of the kinds of discretion described above and in this preliminary pricing supplement could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which the index sponsor is a division, is the issuer of the Notes. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Notes into consideration at any time.

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There Are Potential Conflicts of Interest Between You and the Calculation Agent—Barclays Bank PLC serves as the calculation agent for the Notes. The calculation agent will, among other things, decide the amount of the return paid out to you on the Notes at maturity or upon early redemption. If the index sponsor were to discontinue or suspend calculation or publication of either Index, it may become difficult to determine the market value of the Notes. If events such as these occur, or if the value of either Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index has occurred or is continuing on a valuation date,

PPS–12

including the basket final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Description of the Indices Included in the Basket

The reference asset is a basket that comprises two indices: The Barclays Capital Commodity Index Agriculture Pure Beta ER and The Barclays Capital Commodity Index Industrial Metals Pure Beta ER.

The Agriculture Index and the Industrial Metals Index

The Barclays Capital Commodity Index Agriculture Pure Beta ER (the “Agriculture Index”) and The Barclays Capital Commodity Index Industrial Metals Pure Beta ER (the “Industrial Metals Index”) are each designed to give investors exposure to the returns of futures positions in the commodities underlying each respective Index (each, an “Index Commodity”), while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 methodology (the “Pure Beta Series 2 Methodology”).

As described further in the section entitled “The Commodities Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices, such as the Reference Indices (defined below), generally roll into the “next nearby” futures contract (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule). As a result, the next nearby futures contract may be subject to market speculation, which may affect the price of such futures contract. In addition, supply disruptions in the market for the given commodity may affect the price of the next nearby futures contract for that commodity more significantly than prices for futures contracts expiring in later months. The Pure Beta Series 2 Methodology seeks to mitigate the potential effect of these investment flow and supply disruption distortions by allowing the Agriculture Index and the Industrial Metals Index to roll into one of a series of futures contracts for the relevant underlying commodity with more distant expirations, selected using certain rules-based allocation criteria described below. Through the application of the Pure Beta Series 2 Methodology, the Agriculture Index and the Industrial Metals Index each seek to provide returns that are more representative of the price performance of the underlying Index Commodities than those that are available through the traditional commodity indices.

In addition, the rolling process described above generates “roll yield”. When contracts with more distant expiration dates are priced higher than contracts with earlier expiration dates, the commodity markets are in “contango” and rolling the futures contract may result in a loss that is referred to as a “negative roll yield”. When the opposite is true, the commodity markets are in “backwardation” and rolling the futures contract may result in a gain that is referred to as “positive roll yield”. Because the Agriculture Index or the Industrial Metals Index may roll into more distant contract expirations, each offers the potential to reduce negative roll yield.

The Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contracts included in the Agriculture Index and the Industrial Metals Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the

PPS–13

position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Roll yield is generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Traditional commodity indices, such as the Reference Indices, generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”). By comparison, the Agriculture Index or the Industrial Metals Index may roll into any of a number of specified longer-dated futures contracts selected using the Pure Beta Series 2 Methodology Strategy, and not necessarily the contract with the next nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Reference Indices

The Barclays Capital Commodity Index Excess Return (the “Reference Commodity Index”) is designed to be a benchmark for commodities as an asset class. The Barclays Capital Commodity Index Agriculture (the “Reference Agriculture Sub-Index”) is similarly designed to be a benchmark for commodities within the agriculture sector, as described further below and the Barclays Capital Commodity Index Industrial Metals (the “Reference Industrial Metals Sub-Index”) is similarly designed to be a benchmark for commodities within the industrial metals sector, as described further below. The Reference Commodity Index, the Reference Agriculture Sub-Index and the Reference Industrial Metals Sub-Index (collectively, the “Reference Indices”) seek to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on the relevant underlying physical commodities.

The information contained herein with respect to the Reference Indices reflects the policies of Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC. The Reference Indices and the policies of the index sponsor are subject to change by the index sponsor at any time. You, as an investor in the Notes should make your own investigation into the Reference Indices and the index sponsor. The index sponsor has no obligation to continue to publish any of the Reference Indices and may discontinue or suspend publication of any of the Reference Indices at any time in its sole discretion. Information contained on certain websites mentioned herein is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or the accompanying prospectus supplement and prospectus.

Because the Reference Agriculture Sub-Index and the Reference Industrial Metals Sub-Index are each sub-indices of the Reference Commodity Index, disclosure in this preliminary pricing supplement relating to the Reference Commodity Index accordingly relates to the Reference Agriculture Sub-Index and the Reference Industrial Metals Sub-Index as well and should be read in conjunction with the individual description of the Reference Agriculture Sub-Index and the Reference Industrial Metals Sub-Index.

The Reference Commodity Index

The Reference Commodity Index is comprised of a liquidity-weighted and diversified basket of futures contracts on physical commodities actively trading on global futures exchanges. The Reference Commodity Index is designed to be a measure of the performance over time of the markets for these commodities. Commodities included in the Reference Commodity Index are selected so as to include only those physical commodities on which active and liquid U.S. dollar denominated futures contracts are traded on global futures exchanges.

PPS–14

The composition and weighting of futures contracts in the Reference Commodity Index is determined on the basis of eligibility criteria established by the index sponsor. First, the index sponsor identifies those exchanges that meet the criteria for exchange eligibility. Second, the index sponsor indentifies those contracts that are traded on eligible exchanges and meet the general criteria for contract eligibility. Next, a minimum liquidity requirement is applied, which serves to reduce the list of eligible contracts. Finally, certain weighting caps are applied in order to promote diversified exposure to the underlying commodities and limit disproportionate exposure to any single commodity or sector. The composition and weightings of the Reference Commodity Index is reviewed each December using such eligibility criteria. Any changes to the composition or any reweighting of the Reference Commodity Index for the following year are then announced in December and such changes are implemented during the roll period (as defined below) in January.

Subject to the occurrence of a roll adjustment event, as described below in the section titled “Roll Adjustments”, the Reference Commodity Index rolls from current contracts to roll contracts from the fifth to the ninth Reference Index Business Days of each calendar month (the “roll period” and each such day, a “roll day”), according to a pre-determined schedule. The roll schedule for the Reference Commodity Index is set forth in Table 1 below, which shows the expiration month of the futures contracts at the start of each month for each commodity. A “Reference Index Business Day” is any day on which each Reference Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule.

Table 1: Reference Commodity Index Roll Schedule

Commodity	Futures Contract	Futures contract delivery months as at the start of each month[1]
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Aluminum	Aluminum (Primary)	G	H	J	K	M	N	Q	U	V	X	Z	F
Brent Crude	Brent Crude	H	J	K	M	N	Q	U	V	X	Z	F	G
Coffee	Coffee “C”	H	H	K	K	N	N	U	U	Z	Z	Z	H
Copper (LME)	Copper (Grade A)	G	H	J	K	M	N	Q	U	V	X	Z	F
Copper (US)	High Grade Copper (Grade 1)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Corn	Corn	H	H	K	K	N	N	U	U	Z	Z	Z	H
Cotton	Cotton No. 2	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Gas Oil	Gasoil	G	H	J	K	M	N	Q	U	V	X	Z	F
Gold	Gold	G	J	J	M	M	Q	Q	Z	Z	Z	Z	G
Heating Oil	Heating Oil	G	H	J	K	M	N	Q	U	V	X	Z	F
Kansas Wheat	Hard Red Winter Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H
Lead	Lead (Standard)	G	H	J	K	M	N	Q	U	V	X	Z	F
Lean Hogs	Lean Hogs	G	J	J	M	M	N	Q	V	V	Z	Z	G
Live Cattle	Live Cattle	G	J	J	M	M	Q	Q	V	V	Z	Z	G
Natural Gas	Henry Hub Natural Gas	G	H	J	K	M	N	Q	U	V	X	Z	F
Nickel	Nickel (Primary)	G	H	J	K	M	N	Q	U	V	X	Z	F
Silver	Silver	H	H	K	K	N	N	U	U	Z	Z	Z	H
Soybean Meal	Soybean Meal	H	H	K	K	N	N	Z	Z	Z	Z	Z	F
Soybean Oil	Soybean Oil	H	H	K	K	N	N	Z	Z	Z	Z	Z	F
Soybeans	Soybeans	H	H	K	K	N	N	X	X	X	X	F	F
Sugar	Sugar No. 11	H	H	K	K	N	N	V	V	V	H	H	H
Tin	Tin	G	H	J	K	M	N	Q	U	V	X	Z	F
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	G	H	J	K	M	N	Q	U	V	X	Z	F
Wheat	Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H
WTI Crude	Light, Sweet Crude Oil	G	H	J	K	M	N	Q	U	V	X	Z	F
Zinc	Zinc (Special High Grade)	G	H	J	K	M	N	Q	U	V	X	Z	F

[1]	Future contract delivery month letter codes are as follows: January=F, February=G, March=H, April=J, May=K, June=M, July=N, August=Q, September=U, October=V, November=X, December=Z.

PPS–15

The Reference Commodity Index is calculated on an excess return basis. As such, the Reference Commodity Index includes changes in the price of the relevant futures contract (the “price return”) and any profit or loss realized when rolling the relevant futures contract (the “roll yield”). The Reference Commodity Index does not include any interest earned on cash or cash-equivalents that fully collateralizes the position established in the relevant futures contract (the “Treasury Bill return”) The level of the Reference Commodity Index is calculated in accordance with the method described below in the section titled “Calculation of the Reference Commodity Index” and is published by the index sponsor on http://www.barcap.com/indices, or any successor website, and reported on Bloomberg under the ticker symbol BCC1C10P, or any successor.

Composition of the Reference Commodity Index

The following is a description of the eligibility criteria used by the index sponsor to determine the composition of the Reference Commodity Index on an annual basis. The index sponsor uses data up to November 30 of each calendar year for purposes of such determination, and any resulting changes to the Reference Commodity Index are implemented during the January roll period.

Selection of Eligible Exchanges

The current list of eligible commodity exchanges has been compiled by the index sponsor by ranking exchanges on which U.S. dollar denominated futures contracts are traded on the basis of their historical liquidity (as measured by the average dollar volume traded of U.S. dollar denominated futures contracts from 1995 to 2010 inclusive).

The current list of eligible commodity exchanges represents the top 15 exchanges as measured by historical liquidity. The index sponsor may change the composition of the list of eligible exchanges if the index sponsor determines in its sole discretion that such change is necessary to ensure that the selection universe remains liquid, investable and representative of the market in US-dollar denominated physical commodity futures.

The 15 eligible exchanges are as follows:

Exchange Name	Country
International Exchange (ICE-NYBOT)	U.S.
New York Mercantile Exchange (NYMEX)	U.S.
Chicago Board of Trade (CBT)	U.S.
London Metals Exchange (LME)	U.K.
Commodity Exchange Inc (CMX)	U.S.
Chicago Mercantile Exchange (CME)	U.S.
NYSE LIFFE US (CBOT-NYL)	U.S.
Kansas City Board of Trade (KCB)	U.S.
NYSE LIFEE UK (LIF)	U.K.
Minneapolis Grain Exchange (MGE)	U.S.
Rosario Futures Exchange (RFX)	Argentina
Dubai Gold & Commodities Exchange (DGC)	Dubai
Singapore Commodities Exchange (SCE)	Singapore
Dubai Mercantile Exchange	Dubai
Bolsa de Mercadorias e Futuros (BMF)	Brazil

PPS–16

Application of Contract Eligibility Criteria

General Criteria

In order to be eligible for inclusion in the Reference Commodity Index, a futures contract must satisfy the following eligibility criteria:

(1)	The futures contract must be in respect of a physical commodity.

(2)	The futures contract must be a conventional futures contract (rather than, for example, a quarterly futures contract, index futures contract or spread futures contract).

(3)	The price of the futures contract must be established through exchange trading, and contracts that are settled but not traded through an eligible exchange are excluded.

(4)	Data on the price and trading volume of the futures contract must be readily available on a continuous basis, and futures contracts with poor and discontinuous pricing or volume data are excluded.

Minimum Liquidity Requirement

Futures contracts that meet the general criteria for eligibility must also satisfy a minimum liquidity requirement to be included in the Reference Commodity Index. Specifically, the contract must either:

(1)	have a dollar weight of greater than 0.50% (if the futures contract is not currently included in the Reference Commodity Index); or

(2)	have a dollar weight of greater than 0.25% (if the futures contract is currently included in the Reference Commodity Index).

The dollar weight of a futures contract is determined by dividing the average dollar volume (as described below) of that contract by the total average dollar volume of all potentially eligible futures contracts and expressing the amount as a percentage. The “average dollar volume” of a futures contract is used to measure historical liquidity of such contract and is calculated using the following steps:

(1)	The “dollar volume” for a futures contract i on any day t is calculated as the product of the daily trading volume, price and contract size, divided by the price unit, for that contract.

PPS–17

where:

“Daily Trading Volumei,t” means the volume of futures contract i, with any available delivery date, that is traded on day t, expressed in number of contracts traded;

“Pricei,t” means the closing price of the front contract for of futures contract i on day t;

“ContractSizei” means the amount of the specified physical commodity underlying the futures contract i as set forth in the contract specification for such futures contract on the relevant exchange; and

“PriceUniti” means the quoted price per unit for futures contract i on the relevant exchange;

(2)	In the event that two or more futures contracts for substantially the same underlying commodity satisfy the eligibility criteria (for example, the futures contracts for cotton that are traded on NYMEX and ICE), only the single most liquid contract is included for that commodity. In such circumstances, the dollar volume for all related contracts is aggregated and assigned to the most liquid contract of that commodity. As such, the dollar volume of the most liquid contract i at time t is equal to the sum of the dollar volume of each contract j for substantially the same underlying commodity.

(3)	The average dollar volume of the potentially eligible futures contract, i, on day, d, is equal to the average of the dollar volume for such futures contract, i, over the prior three years.

The index sponsor reviews the composition of the Reference Commodity Index annually and futures contracts that satisfy the eligibility criteria described above are included in the Reference Commodity Index for the following year. The futures contracts included in the Reference Commodity Index for 2011 are as follows:

Commodity	Contract	Exchange
Aluminum	Aluminum (primary)	LME
Coffee	Coffee “C”	NYBOT (ICE)
Copper (US)	High Grade Copper (Grade 1)	COMEX
Copper (LME)	Copper Grade A	LME
Corn	Corn	CBOT
Cotton	Cotton	NYBOT (ICE)
Crude Oil (Brent)	Brent Crude	ICE
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX
Gas Oil	Gas Oil	ICE
Gold	Gold	COMEX
Heating Oil	Heating Oil	NYMEX
Lean Hogs	Lean Hogs	CME
Live Cattle	Live Cattle	CME
Natural Gas	Henry Hub Natural Gas	NYMEX
Nickel	Nickel (primary)	LME
Silver	Silver	COMEX
Soybeans	Soybeans	CBOT
Soybean Meal	Soybean Meal	CBOT
Soybean Oil	Soybean Oil	CBOT
Sugar	World Sugar No. 11	NYBOT (ICE)
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending (RBOB)	NYMEX
Wheat	Wheat	CBOT
Wheat (Kansas)	Hard Red Winter Wheat	KBOT
Zinc	Zinc (Special High Grade)	LME

Source: Barclays Capital

PPS–18

Weighting of Commodities Within the Reference Commodity Index

The futures contracts selected for inclusion in the Reference Commodity Index are weighted in relative proportion to their average dollar volume over the past three years, subject to the weighting caps described below.

The weights for each year are established by the index sponsor in December of the prior year.

The Reference Commodity Index aims to provide diversified exposure to commodities as an asset class. Without weighting caps, an index based on contract liquidity may become heavily concentrated in a particular sector and therefore disproportionately influenced by one particular sector or commodity. The Reference Commodity Index imposes two weighting caps in order to increase the diversification of its exposure to the underlying commodities.

Commodity Sector Cap

The constituent commodities of the Reference Commodity Index are divided into six commodity sectors based on the characteristics of the commodities, and no such sector may constitute more than 35% of the Reference Commodity Index. If the weight of a sector exceeds 35%, the excess weight is redistributed across the uncapped sectors, according to the weight of each uncapped sector as a proportion of the total weights of the uncapped sectors.

The commodity sectors are:

Commodity Sector	Commodities included in the sector	Weighting
Energy	Crude (Brent), Crude (WTI), Heating Oil, Gas Oil, Gasoline, Natural Gas	35.00%
Industrial Metals	Aluminum, Copper (LME), Copper (US), Nickel, Zinc	17.34%
Precious Metals	Gold, Silver	20.81%
Livestock	Lean Hogs, Live Cattle	2.34%
Grains & Oilseeds	Corn, Soybean Meal, Soybean Oil, Soybeans, Wheat, Wheat (Kansas)	20.79%
Softs	Coffee, Cotton, Sugar	3.71%

Source: Barclays Capital

Commodity Group Cap

In addition to the commodity sectors, the Reference Commodity Index is also divided into commodity groups, as described below. The weight of the commodity group with the heaviest weighting is capped at 35%, and the weights of the other commodity groups are each capped at 20%.

If a capped commodity group (i.e. one that exceeds the 35% or 20% commodity group cap) is within a capped commodity sector (i.e. one that exceeds the 35% commodity sector cap), the excess weight is redistributed proportionally among the remaining commodities within such capped commodity sector. If a capped commodity group is outside of a capped commodity sector, the excess weight of such commodity group is redistributed proportionally among the remaining commodities outside of the capped commodity sector(s).

PPS–19

The commodity groups are:

Commodity Group	Commodities included in the group	Weighting
Aluminum	Aluminum	5.47%
Coffee	Coffee	1.04%
Cattle	Live Cattle	1.52%
Copper	Copper (LME), Copper (US)	8.18%
Corn	Corn	5.61%
Cotton	Cotton	0.93%
Gold	Gold	16.39%
Lean Hogs	Lean Hogs	1.02%
Natural Gas	Natural Gas	2.75%
Nickel	Nickel	1.25%
Petroleum	Crude (Brent), Crude (WTI), Gas Oil, Gasoline, Heating Oil	35.18%
Silver	Silver	4.24%
Soybeans Complex	Soybean Oil, Soybean Meal, Soybeans	10.85%
Sugar	Sugar	1.60%
Wheat	Wheat, Wheat (Kansas)	2.85%
Zinc	Zinc	1.35%

Source: Barclays Capital

Holdings of Commodities within the Reference Commodity Index

On the fourth Reference Index Business Day of each January (the “Holding Determination Date”), the number of units (“Reference Index Holdings”) of the roll contract for each constituent commodity that will be included in the Reference Commodity Index until the following Holding Determination Date are determined.

The Reference Index Holdings are calculated on the Holding Determination Date using the closing prices for the current contracts underlying the Reference Commodity Index as of the Holding Determination Date.

The Reference Index Holdings are calculated based on the commodity weights and contract prices as of the Holding Determination Date based on the following formula:

where:

“k” means a commodity underlying the Reference Commodity Index;

“t” means a Holding Determination Date;

PPS–20

“RH’k,t” means the number of units of the roll contract for each commodity k in the Reference Commodity Index on Holding Determination Date t;

“CPk,t” means the weighting of each commodity k announced annually in December of the year prior to which the weightings apply;

“Pk,t ” means the closing price of the current contract of each commodity k on Holding Determination Date t (or, if there is no closing price in respect of the current contract of commodity k on Holding Determination Date t, then the closing price of that current contract will be deemed to be the last available closing price for that current contract prior to Holding Determination Date t as determined by the index sponsor); and

“MVt” the “aggregate market value” of the Reference Commodity Index on Holding Determination Date t, calculated according to the following formula:

where:

“k” means a commodity underlying the Reference Commodity Index;

“t” means a Holding Determination Date;

“RHk,t” means the number of units of the roll contract for each commodity k in the Reference Commodity Index on the immediately preceding Holding Determination Date t;

“Pk,t ” means the closing price of the current contract of each commodity k on Holding Determination Date t (if there is no closing price in respect of the current contract of commodity k on Holding Determination Date t, then the closing price of that current contract will be deemed to be the last available closing price for that current contract prior to Holding Determination Date t as determined by the index sponsor); and

“N” means the number of commodities underlying the Reference Commodity Index.

Calculation of the Reference Commodity Index

The level of the Reference Commodity Index is calculated at the close of trading, New York time, on each Reference Index Business Day with respect to the prior Reference Index Business Day. The level of the Reference Commodity Index on any Reference Index Business Day t, is equal to: (1) the level of the Reference Commodity Index on the immediately preceding Reference Index Business Day multiplied by (2) the sum of (a) one plus (b) the Daily Price Return (defined below) on Reference Index Business Day t. The level of the Reference Commodity Index is rounded to seven significant figures and is deemed to have been 100.0000 on December 31, 1998.

The “Daily Price Return” is calculated as follows on any Reference Index Business Day:

PPS–21

where:

“PRt ” means the Daily Price Return of the current contracts underlying the Reference Commodity Index on Reference Index Business Day t;

“k” means a commodity underlying the Reference Commodity Index;

“N” means the number of commodities underlying the Reference Commodity Index;

“RHk,t ” means the Reference Index Holding of each current contract, on Reference Index Business Day t, calculated using the formulae above;

“RH’k,t” means the Reference Index Holding of each roll contract on Reference Index Business Day t, calculated using the formulae above;

“CWk,t-1” means subject to the occurrence of a roll adjustment event, the contract weight for the current contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t; the contract weight for the current contract is equal to 1.0 at the start of each calendar month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, the contract weight is equal to 0.0;

“Pk,t” means the closing price of the current contract for each commodity k on Reference Index Business Day t;

“Pk,t-1” means the closing price of the current contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t;

“P’k,t” means the closing price of the roll contract for each commodity k on Reference Index Business Day t; and

“P’k,t-1” means the closing price of the roll contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t.

Roll Adjustment Events

If, on any Reference Index Business Day during a roll period, a roll adjustment event occurs with respect to a futures contract included in the Reference Commodity Index, then the contract weight for the current contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Reference Index Business Day (the “deferred portion”) will roll on the next Reference Index Business Day on which no roll adjustment event is occurring. If such next Reference Index Business Day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Reference Index Business Day. If the roll of the current contract into the roll contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first Reference Index Business Day after the roll period on which no roll adjustment event is occurring

Any of the following will constitute a “roll adjustment event”:

•	the failure of a commodities exchange to announce or publish the final settlement price of any futures contract included in the Reference Commodity Index;

•

the final settlement price of any futures contract included in the Reference Commodity Index is a “limit price”, which means that the settlement price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•	any other event, as determined by the index sponsor in its sole discretion, which results in the unavailability of the reference price for a futures contract included in the Reference Commodity Index.

The Reference Agriculture Sub-Index

The following section describes the Barclays Capital Commodity Index Agriculture ER (the “Reference Agriculture Sub-Index”). The Reference Agriculture Sub-Index is designed to be a benchmark for the agricultural sector and for investment in commodities as an asset class. It is composed of the futures contracts on agricultural commodities that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through an unleveraged investment in those contracts.

PPS–22

The Reference Agriculture Sub-Index is calculated using the same methodology as the Reference Commodity Index but with reference only to the contracts included in the Reference Agriculture Sub-Index and to the respective weightings of the commodities underlying the Reference Agriculture Sub-Index.

The Reference Agriculture Sub-Index is published by the index sponsor on http://www.barcap.com/indices or any successor website and reported on Bloomberg under the following ticker symbol or any successors: BCC1AG0P.

Composition of the Reference Agriculture Sub-Index

The Reference Agriculture Sub-Index is currently composed of nine exchange-traded futures contracts included in the Reference Commodity Index that relate to the following agricultural commodities: coffee, corn, cotton, soybean oil, soybean meal, soybeans, sugar, wheat (Kansas) and wheat.

The target weights for 2011 for the contracts included in the Reference Agriculture Sub-Index are as follows:

Commodity	Weighting
Coffee	4.24%
Corn	22.68%
Cotton	3.02%
Soybean Oil	7.79%
Soybean Meal	7.26%
Soybeans	33.61%
Sugar	7.91%
Wheat (Kansas)	2.65%
Wheat	10.85%

The Agriculture Index—General Information

The Agriculture Index is designed to give investors exposure to the performance of a fully collateralized investment in futures on the commodities underlying the Agriculture Index, while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 Methodology. The Agriculture Index is comprised of a basket of exchange traded futures contracts for the same commodities that are included in the Reference Agriculture Sub-Index, as adjusted from time to time. However, unlike the Reference Indices, which roll monthly into the roll futures contracts for the underlying Index Commodities in accordance with a pre-determined roll schedule, the Agriculture Index may roll into the next nearby futures contract or one of a number of futures contracts with more distant expiration dates, selected using the Pure Beta Series 2 Methodology. Each such contract chosen by the Pure Beta Series 2 Methodology is referred to as the “Selected Contract”.

The level of the Agriculture Index is calculated using the same methodology as the Reference Agriculture Sub-Index, except for adjustments to reflect the inclusion of the Selected Contract for the Agriculture Index.

The Agriculture Index is a proprietary index developed, owned and calculated by Barclays Capital, as index sponsor. The methodology for calculating the Agriculture Index is subject to modification by the index sponsor, as described under “Modifications

PPS–23

to the Agriculture Index” below. For purposes of the Agriculture Index, an “index business day” is any Reference Index Business Day. Further, the roll period for the Agriculture Index will be the same as the Roll Period for the Reference Agriculture Sub-Index. Additionally, each day that all relevant exchanges for futures contracts underlying the Agriculture Index is open for trading is referred to as the “Exchange Business Day” for such Exchange.

Contract Selection using Pure Beta Series 2 Methodology

On the last index business day of each month (the “Observation Date”), and for the Index Commodity underlying the Agriculture Index, a non-discretionary selection process is used to determine the new Selected Contracts for the Agriculture Index for the following month. Specifically, the Selected Contract for each relevant Index Commodity will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For each relevant Index Commodity, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Front Year Average Price Index for each Index Commodity

The “Front Year Average Price Index” for an Index Commodity is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by the Open Interest for such futures contracts. For purposes of calculating the “Front Year Average Price” underlying the Front Year Average Price Index, the “Open Interest” on any index business day for each futures contract expiring in any delivery month is defined as the number of such futures contracts traded that have not yet been liquidated either by an offsetting transaction or by delivery of the underlying commodity, as reported by the relevant exchange on the day falling one Exchange Business Day prior to that index business day (or two Exchange Business Days prior to that index business day if such futures contract is listed on the LME). The futures contracts included in a “front year” are defined to be every contract from the then current futures contract referenced in the Nearby Tenor Index for the relevant Index Commodity to and including the futures contract referenced in the Longest Tenor Index, each as defined below. During the Roll Period, the Front Year Average Price will be calculated using the current futures contract and the futures contract into which the Agriculture Index is rolling, weighted in proportion to their relative roll weight.

Step 2: Calculate the Tracking Error between the Front Year Average Price Index and each Tenor Index in respect of each Index Commodity.

The Tenor Indices

A “Tenor Index” for an Index Commodity tracks the performance of holding and rolling a series of futures contracts for that commodity (each, a “Tenor Contract”). A “Nearby Tenor Index” for an Index Commodity tracks the performance of holding and rolling the futures contract expiring in the closest delivery month. Each Tenor Index linked to a futures contract with more distant delivery months tracks the performance of holding and rolling the futures contracts that would underlie the Nearby Tenor Index a number of months (or “n-months”) in the future. The “Longest Tenor Index” tracks the performance of holding and rolling the futures contract that will underlie the Nearby Tenor Index the greatest number of months in the future (as identified by the number of months available). The “rolling” of futures contracts in a Tenor Index (from the first nearby futures contract to the next nearby futures contract, based on the Designated Contract Futures Roll Schedule in Table 3 below), where applicable, occurs each month for five business days, starting on the fifth Tenor Index Business Day each month, where “Tenor Index Business Days” are determined according to the NYSE Euronext Holiday & Hours schedule (as published on the NYSE Euronext website).

Table 2 below provides a list of the available Tenor Indices for each Index Commodity.

PPS–24

Table 2: List of Tenor Indices for each Index Commodity

Commodity	Designated Contract	Tenor Indices used in the Pure Beta Series 2 Methodology
Available Tenor Indices (n-month)
		Nearby	1	2	3	4	5	6	7	8	9	10	11
Coffee	Coffee “C”	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Corn	Corn	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Cotton	Cotton	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Soybeans	Soybeans	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Soybean Meal	Soybean Meal	Y	Y	Y	Y	Y	Y	N/A	N/A	N/A	N/A	N/A	N/A
Soybean Oil	Soybean Oil	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Sugar	World Sugar No. 11	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Wheat	Wheat	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Wheat (Kansas)	Hard Red Winter Wheat	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N/A

*	The designation “Y” means that Tenor Indices are available.

Table 3 below provides the delivery month for the Designated Contract for each Index Commodity at the start of any calendar month.

Table 3: Designated Contract Futures Roll Schedule

Commodity	Designated Contract	Designated Contract delivery months as at the start of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Coffee	Coffee “C”	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Corn	Corn	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Cotton	Cotton	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar
Soybeans	Soybeans	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan
Soybean Meal	Soybean Meal	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Jan
Soybean Oil	Soybean Oil	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Jan
Sugar	World Sugar No. 11	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar
Wheat	Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Wheat (Kansas)	Hard Red Winter Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Tracking Error

The objective of the Pure Beta Series 2 Methodology is, for the Index Commodity underlying the Agriculture Index, to select a Tenor Index that best tracks the Front Year Average Price Index, subject to certain minimum liquidity criteria (as described in Step 3 below) and market distortion constraints (as described in Step 4 below). On each Observation Date, the “Tracking Error” for each Tenor Index is equal to the standard deviation of (a) the daily return on the Tenor Index on the Observation Date minus (b) the daily return of the Front Year Average Price Index for the same futures contract for the immediately preceding three-month period. For each relevant commodity, the Tenor Index with the lowest Tracking Error will be the Selected Tenor Index, subject to certain minimum liquidity criteria and market distortion constraints.

Step 3: Determine the Tenor Liquidity Weight of each Tenor Index

Next, a liquidity filter based on the Tenor Liquidity Weight being greater than 7% is applied. This liquidity constraint aims to ensure that a Selected Contract for each relevant commodity is sufficiently liquid to support an investment, in order to mitigate exposure to illiquid futures contracts which could lead to detrimental investment performance. The “Tenor Liquidity Weight” of each Tenor Index is calculated on the Observation Date and is equal to the Open Interest of the next futures contract that will form part of that Tenor Index during and after the next roll period of the Tenor Index, expressed as a percentage of the total Open Interest for the “front year” futures contracts for the relevant Index Commodity.

PPS–25

Step 4: Determine the Tenor Dislocation Probability for each Tenor Index in respect of the relevant Index Commodity

In addition to the liquidity constraints described in Step 3 above, the Pure Beta Series 2 Methodology seeks to find a balance between tracking the Front Year Average Price for each Index Commodity and avoiding futures contracts that are subject to price distortions. Prices of futures contracts with nearer delivery months may, in particular, become dislocated from prices of their underlying commodities as a result of short-term trading patterns and imbalances in supply and demand for such futures contracts. Prices of these futures contracts may also be affected by investment flows from passive investments, such as those linked to traditional commodity indices, which have a well-known and pre-defined roll schedule. Further, speculative activity based on these predictable passive investment patterns can dislocate the prices of these futures contracts from the underlying commodity prices.

The Pure Beta Series 2 Methodology seeks to avoid selecting futures contracts with dislocated prices by calculating the volatility of each Tenor Index on a daily basis. The methodology operates on the hypothesis that, absent price distortions, price volatility should increase as maturity decreases. Accordingly, the methodology identifies the likelihood of persistent price distortions (the “Tenor Dislocation Probability”) by determining how often the volatility of each futures contract in the relevant Tenor Index has not reflected the hypothesized pattern (the “Tracking Pattern”).

The Tenor Dislocation Probability is calculated using the following steps. First, the short-term price volatility of all the Tenor Indices of a commodity over the last three months is calculated and tested to determine which Tenor Indices conform to the Tracking Pattern. The percentage of days on which each Tenor Index has failed the test over the past three months is then used to estimate the Tenor Dislocation Probability for such Tenor Index.

Step 5. Determine the Selected Tenor Index for each Index Commodity

Finally, using the values determined above, the Selected Tenor Index and, therefore, the Selected Contract for purposes of the Agriculture Index is determined for each commodity in accordance with the procedures set out below:

(a)	The Tenor Index with the lowest Tracking Error is selected, provided that the Tenor Liquidity Weight for such Tenor Index is greater than or equal to 7% and the Tenor Dislocation Probability for such Tenor Index is less than 40% (if two or more Tenor Indices have the same lowest Tracking Error, the Tenor Index with the nearest delivery month is selected);

(b)	If (a) is not possible, the longest Tenor Index with a Tenor Liquidity Weight greater than or equal to 7% is selected; and

(c)	If neither (a) nor (b) are possible, then the Nearby Tenor Index is selected.

The Selected Contract for each relevant Index Commodity is then deemed to be the Tenor Contract of the Selected Tenor Index for such Index Commodity.

Historical Selection of the Selected Tenor Indices

Table 4 below shows the monthly Selected Tenor Indices for the Index Commodity underlying the Agriculture Index since November 2009. Note that a “0” indicates the Nearby Tenor Index and other numbers indicate the “n” months Tenor Index.

PPS–26

Table 4: Historical Tenor Index Selections using the Pure Beta Series 2 Methodology

	Corn	Wheat (Kansas)	Soybeans	Soybeans Oil	Soybeans Meal	Wheat (Chicago)	Coffee	Cotton	Sugar
Nov-09	2	5	2	1	2	2	3	0	5
Dec-09	2	4	2	2	2	3	3	1	4
Jan-10	3	4	2	2	1	3	2	1	3
Feb-10	3	3	2	2	2	2	3	3	2
Mar-10	2	2	2	2	2	2	2	2	2
Apr-10	3	4	2	1	2	2	1	1	2
May-10	3	2	2	2	2	3	2	2	2
Jun-10	2	3	2	0	2	3	2	4	2
Jul-10	3	3	2	0	1	2	6	6	2
Aug-10	2	5	3	0	1	2	5	5	3
Sep-10	3	4	2	0	1	4	2	4	3
Oct-10	2	7	1	2	2	3	1	3	5
Nov-10	5	6	2	1	1	5	1	5	8
Dec-10	9	3	2	0	3	5	1	6	6
Jan-11	9	3	2	2	3	4	1	6	7
Feb-11	8	5	4	2	4	3	2	6	7
Mar-11	7	7	3	2	2	3	2	7	8
Apr-11	6	2	3	2	3	2	2	6	8
May-11	5	2	3	2	3	2	3	5	6
Jun-11	4	2	2	0	2	2	1	7	2
Jul-11	4	2	2	1	1	2	1	3	2
Aug-11	3	2	1	1	1	2	1	1	3

Rebalancing of the Index Commodities in the Agriculture Index

The Agriculture Index references futures contracts that may have different delivery months than the futures contracts underlying the Reference Agriculture Sub-Index, and therefore, the relative weighting of the commodities in the Agriculture Index will not match exactly the relative weights of the commodities in the Reference Agriculture Sub-Index on any given day. In order to reduce potential percentage weighting differences between the Agriculture Index and the Reference Agriculture Sub-Index and to minimize the tracking error to the Reference Agriculture Sub-Index, the Agriculture Index rebalances the relative weights of the relevant Index Commodities throughout the roll period to target the then prevailing weights of the Index Commodities in the Reference Agriculture Sub-Index.

On the index business day immediately preceding the commencement of the roll period, the index sponsor determines the target weight for the Index Commodities based on an estimate of the expected weights of the Index Commodities in the Reference Agriculture Sub-Index at the end of such roll period. Also on such index business day, the same process used to determine the weightings for the Reference Agriculture Sub-Index on the date on which such weighting are effective is used to determine the weightings for the Agriculture Index. However, as the futures contracts underlying the Agriculture Index may not correspond to the futures contracts underlying the Reference Agriculture Sub-Index, the closing prices used as part of such calculation may differ. The weightings calculated as part of the monthly rebalancing process, using the prices of the futures contracts for each of the commodities underlying the Agriculture Index, are therefore referred to as the “Adjusted Weightings”. The relative weightings of the Index Commodities are then rebalanced during each roll period, using these Adjusted Weightings, in the same manner as the process used to re-weight the Reference Agriculture Sub-Index each January.

PPS–27

As discussed above, the target weightings for the Index Commodities underlying the Agriculture Index are based on an estimate of the expected weights of the Index Commodities underlying the Reference Agriculture Sub-Index immediately following the roll period. As a result, the relative weights of the Index Commodities underlying the Agriculture Index immediately following the roll period may not correspond exactly to the relative weights of the Index Commodities underlying the Reference Agriculture Sub-Index, although these differences are not expected to be material.

Calculation of the Agriculture Index

The initial level of the Agriculture Index was set to 100.000 as of December 30, 1999. For each index business day thereafter, the level of the Agriculture Index is calculated by the index sponsor in accordance with the methodology for the Reference Agriculture Sub-Index, provided, that for purposes of calculation:

1.	the current futures contract for each Index Commodity on such index business day is deemed to be the Selected Contract of such commodity as determined by the Pure Beta Series 2 Methodology, on the Observation Date immediately preceding that Observation Date;

2.	the roll futures contract for each Index Commodity for such index business day is deemed to be the Selected Contract of each commodity as determined by the Pure Beta Series 2 Methodology, on the immediately preceding Observation Date.

Historical and Hypothetical Historical Performance of the Agriculture Index

The Agriculture Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Agriculture Sub-Index.

The level of the Agriculture Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Agriculture Index on each index business day are reported on Bloomberg under the ticker symbol BCC1AGPP and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Agriculture Index was launched on January 31, 2011 and the base date for the Agriculture Index is December 31, 1999. All data relating to the period prior to the launch date of the Agriculture Index is an historical estimate by the index sponsor using available data as to how the Agriculture Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Agriculture Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Agriculture Index has performed from January 31, 2011 onwards.

Date	Agriculture Index Closing Level
December 31, 1999	100.0000
December 29, 2000	95.3631
December 31, 2001	75.2011
December 31, 2002	89.3131
December 31, 2003	114.4570
December 31, 2004	100.4351
December 30, 2005	103.5150
December 29, 2006	117.6802
December 31, 2007	166.1239
December 31, 2008	135.1994
December 31, 2009	138.0034
December 31, 2010	186.6972
August 19, 2011	199.6639

PPS–28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Agriculture Pure Beta ER Historical and Hypothetical Historical Performance

(December 31, 1999 – August 19, 2011)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS–29

Modifications to the Agriculture Index

The index sponsor does not presently intend to modify the Agriculture Index. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Agriculture Index. The index sponsor will publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any index business day, an Index Disruption Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects the Agriculture Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Agriculture Index as the index sponsor considers necessary in order to maintain the objectives of the Agriculture Index, or (b) the level of the Agriculture Index as the index sponsor considers appropriate;

•	defer publication of the Agriculture Index level and any other information relating to the Agriculture Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace any futures contract underlying the Agriculture Index and/or the Reference Agriculture Sub-Index with any successor reference asset(s) that the index sponsor considers appropriate for the purposes of continuing the Agriculture Index;

•	defer or suspend publication of the Agriculture Index in its sole discretion at any time; and/or

•	discontinue supporting the Agriculture Index or terminate the calculation of the level of the Agriculture Index and the publication of the level of the Agriculture Index.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the futures contract underlying the Agriculture Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of such futures contract imposed by the relevant exchange, trading facility or market by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange, trading facility or market) that results in a failure by the relevant exchange, trading facility or market to report the closing price such futures contract on any index business day;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying the Agriculture Index has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying any Reference Index has ceased (or will cease) to be publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of any futures contract underlying the Agriculture Index and/or a Reference Index has occurred, and/or (b) any event or measure that results in such futures contract and/or Reference Index being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace any futures contract underlying the Agriculture Index and/or a Reference Index with an appropriate successor or appropriate successors in order to maintain the objectives of the Agriculture Index;

•

the index sponsor determines, at any time, that as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change such futures contract or the methodology used to compose or calculate the Agriculture Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•

any other event that would make the calculation of the Agriculture Index impossible or infeasible, technically or otherwise, or that makes the Agriculture Index non-representative of market prices or undermines the objectives of the Agriculture Index or the reputation of the Agriculture Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

PPS–30

Reference Index Change Events

If a Reference Index Change Event (as defined below) occurs, the index sponsor shall modify the Agriculture Index in order to reflect the changes to the Reference Agriculture Sub-Index, except in circumstances where, as a result of such changes:

•	the Agriculture Index would cease to be a “tradable” index that is readily accessible to market participants; and/or

•	it would be impossible or impractical for the index sponsor to continue to apply the Pure Beta Series 2 Methodology in each case as determined in the sole discretion of the index sponsor, in which case the index sponsor may, in its sole discretion:

•	make such determinations and/or adjustments to the Agriculture Index as the index sponsor considers necessary in order to maintain the objectives of the Agriculture Index; or

•	continue to use the version of the Agriculture Index that was used by the index sponsor to calculate the level of the Agriculture Index immediately prior to the Reference Index Change Event.

A “Reference Index Change Event” means any change to any Reference Index made by the index sponsor, as determined by the index sponsor in its sole discretion, including, without limitation, the inclusion of a new Index Commodity in a Reference Index.

Index Force Majeure Events

If, on any index business day, an Index Force Majeure Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects the Agriculture Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Agriculture Index as the index sponsor considers necessary in order to maintain the objectives of the Agriculture Index, or (b) the level of the Agriculture Index as the index sponsor considers appropriate; and/or

•

defer publication of the level of the Agriculture Index and any other information relating to the Agriculture Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the Agriculture Index and/or any futures contract underlying the Agriculture Index and/or any Reference Index.

Change in Methodology

While the index sponsor currently employs the methodology described in this preliminary pricing supplement to calculate the Agriculture Index, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Agriculture Index is based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and/or publication of the level of the Agriculture Index.

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Agriculture Index, including but not limited to the Agriculture Index level, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published Agriculture Index level other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Agriculture Index, the place and time of the publication of the level of the Agriculture Index and the frequency of publication of the level of the Agriculture Index.

PPS–31

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Agriculture Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Agriculture Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Agriculture Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Agriculture Index or publication of the level of the Agriculture Index (or failure to publish such level) and any use to which any person may put the Agriculture Index or the Agriculture Index level. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of any index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

The Reference Industrial Metals Sub-Index

The following section describes the Barclays Capital Commodity Index Industrial Metals ER (the “Reference Industrial Metals Sub-Index”). The Reference Industrial Metals Sub-Index is designed to be a benchmark for the industrial metals sector and for investment in commodities an asset class. It is composed of the futures contracts on industrial metals that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through an unleveraged investment in those contracts.

The Reference Industrial Metals Sub-Index is calculated using the same methodology as the Reference Commodity Index but with reference only to the contracts included in the Reference Industrial Metals Sub-Index and to the respective weightings of the commodities underlying the Reference Industrial Metals Sub-Index.

The Reference Industrial Metals Sub-Index is published by the index sponsor on http://www.barcap.com/indices or any successor website and reported on Bloomberg under the following ticker symbol or any successors: BCC1IM0P.

Composition of the Reference Industrial Metals Sub-Index

The Reference Industrial Metals Sub-Index is currently composed of the five exchange-traded futures contracts included in the Reference Commodity Index that relate to the following industrial metals: aluminum, copper (LME), copper (US), nickel and zinc.

The target weights for 2011 for the contracts included in the Reference Industrial Metals Sub-Index are as follows:

Commodity	Weighting
Aluminum	31.55%
Copper (LME)	39.68%
Copper (US)	12.46%
Nickel	7.38%
Zinc	8.94%

PPS–32

The Industrial Metals Index—General Information

The Industrial Metals Index is designed to give investors exposure to the performance of a fully collateralized investment in futures on the commodities underlying the Industrial Metals Index, while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 Methodology. The Industrial Metals Index is comprised of a basket of exchange traded futures contracts for the same commodities that are included in the Reference Industrial Metals Sub-Index, as adjusted from time to time. However, unlike the Reference Indices, which roll monthly into the roll futures contracts for the underlying Index Commodities in accordance with a pre-determined roll schedule, the Industrial Metals Index may roll into the next nearby futures contract or one of a number of futures contracts with more distant expiration dates, selected using the Pure Beta Series 2 Methodology. Each such contract chosen by the Pure Beta Series 2 Methodology is referred to as the “Selected Contract”.

The level of the Industrial Metals Index is calculated using the same methodology as the Reference Industrial Metals Sub-Index, except for adjustments to reflect the inclusion of the Selected Contract for the Industrial Metals Index.

The Industrial Metals Index is a proprietary index developed, owned and calculated by Barclays Capital, as index sponsor. The methodology for calculating the Industrial Metals Index is subject to modification by the index sponsor, as described under “Modifications to the Industrial Metals Index” below. For purposes of the Industrial Metals Index, an “index business day” is any Reference Index Business Day. Further, the roll period for the Industrial Metals Index will be the same as the Roll Period for the Reference Industrial Metals Index. Additionally, each day that all relevant exchanges for futures contracts underlying the Industrial Metals Index is open for trading is referred to as the “Exchange Business Day” for such Exchange.

Contract Selection using Pure Beta Series 2 Methodology

On the last index business day of each month (the “Observation Date”), and for the Index Commodity underlying the Industrial Metals Index, a non-discretionary selection process is used to determine the new Selected Contracts for the Industrial Metals Index for the following month. Specifically, the Selected Contract for each relevant Index Commodity will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For each relevant Index Commodity, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Front Year Average Price Index for each Index Commodity

The “Front Year Average Price Index” for an Index Commodity is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by the Open Interest for such futures contracts. For purposes of calculating the “Front Year Average Price” underlying the Front Year Average Price Index, the “Open Interest” on any index business day for each futures contract expiring in any delivery month is defined as the number of such futures contracts traded that have not yet been liquidated either by an offsetting transaction or by delivery of the underlying commodity, as reported by the relevant exchange on the day falling one Exchange Business Day prior to that index business day (or two Exchange Business Days prior to that index business day if such futures contract is listed on the LME). The futures contracts included in a “front year” are defined to be every contract from the then current futures contract referenced in the Nearby Tenor Index for the relevant Index Commodity to and including the futures contract referenced in the Longest Tenor Index, each as defined below. During the Roll Period, the Front Year Average Price will be calculated using the current futures contract and the futures contract into which the Industrial Metals Index is rolling, weighted in proportion to their relative roll weight.

Step 2: Calculate the Tracking Error between the Front Year Average Price Index and each Tenor Index in respect of each Index Commodity.

The Tenor Indices

A “Tenor Index” for an Index Commodity tracks the performance of holding and rolling a series of futures contracts for that commodity (each, a “Tenor Contract”). A “Nearby Tenor Index” for an Index Commodity tracks the performance of holding and rolling the futures contract expiring in the closest delivery month. Each Tenor Index linked to a futures contract with more distant delivery months tracks the performance of holding and rolling the futures contracts that would underlie the Nearby Tenor Index a number of months (or “n-months”) in the future. The “Longest Tenor Index” tracks the performance of holding and rolling the futures contract that will underlie the Nearby Tenor Index the greatest number of months in the future (as identified by the number of months available). The “rolling” of futures contracts in a Tenor Index (from the first nearby futures contract to the next nearby futures contract, based on the Designated Contract Futures Roll Schedule in Table 3 below), where applicable, occurs each month for five business days, starting on the fifth Tenor Index Business Day each month, where “Tenor Index Business Days” are determined according to the NYSE Euronext Holiday & Hours schedule (as published on the NYSE Euronext website).

Table 2 below provides a list of the available Tenor Indices for each Index Commodity.

PPS–33

Table 2: List of Tenor Indices for each Index Commodity

Commodity	Designated Contract	Tenor Indices used in the Pure Beta Series 2 Methodology
Available Tenor Indices (n-month)
		Nearby	1	2	3	4	5	6	7	8	9	10	11
Aluminum	High Grade Primary Aluminum	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Copper (US)	High Grade Copper (Grade 1)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Copper (LME)	Copper Grade A	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Nickel	Nickel (primary)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Zinc	Zinc (Special High Grade)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y

*	The designation “Y” means that Tenor Indices are available.

Table 3 below provides the delivery month for the Designated Contract for each Index Commodity at the start of any calendar month.

Table 3: Designated Contract Futures Roll Schedule

Commodity	Designated Contract	Designated Contract delivery months as at the start of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Aluminum	High Grade Primary Aluminum	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Copper (US)	High Grade Copper (Grade 1)	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Copper (LME)	Copper Grade A	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Nickel	Nickel (primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Zinc	Zinc (Special High Grade)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Tracking Error

The objective of the Pure Beta Series 2 Methodology is, for the Index Commodity underlying the Industrial Metals Index, to select a Tenor Index that best tracks the Front Year Average Price Index, subject to certain minimum liquidity criteria (as described in Step 3 below) and market distortion constraints (as described in Step 4 below). On each Observation Date, the “Tracking Error” for each Tenor Index is equal to the standard deviation of (a) the daily return on the Tenor Index on the Observation Date minus (b) the daily return of the Front Year Average Price Index for the same futures contract for the immediately preceding three-month period. For each relevant commodity, the Tenor Index with the lowest Tracking Error will be the Selected Tenor Index, subject to certain minimum liquidity criteria and market distortion constraints.

Step 3: Determine the Tenor Liquidity Weight of each Tenor Index

Next, a liquidity filter based on the Tenor Liquidity Weight being greater than 7% is applied. This liquidity constraint aims to ensure that a Selected Contract for each relevant commodity is sufficiently liquid to support an investment, in order to mitigate exposure to illiquid futures contracts which could lead to detrimental investment performance. The “Tenor Liquidity Weight” of each Tenor Index is calculated on the Observation Date and is equal to the Open Interest of the next futures contract that will form part of that Tenor Index during and after the next roll period of the Tenor Index, expressed as a percentage of the total Open Interest for the “front year” futures contracts for the relevant Index Commodity.

PPS–34

Step 4: Determine the Tenor Dislocation Probability for each Tenor Index in respect of the relevant Index Commodity

In addition to the liquidity constraints described in Step 3 above, the Pure Beta Series 2 Methodology seeks to find a balance between tracking the Front Year Average Price for each Index Commodity and avoiding futures contracts that are subject to price distortions. Prices of futures contracts with nearer delivery months may, in particular, become dislocated from prices of their underlying commodities as a result of short-term trading patterns and imbalances in supply and demand for such futures contracts. Prices of these futures contracts may also be affected by investment flows from passive investments, such as those linked to traditional commodity indices, which have a well-known and pre-defined roll schedule. Further, speculative activity based on these predictable passive investment patterns can dislocate the prices of these futures contracts from the underlying commodity prices.

The Pure Beta Series 2 Methodology seeks to avoid selecting futures contracts with dislocated prices by calculating the volatility of each Tenor Index on a daily basis. The methodology operates on the hypothesis that, absent price distortions, price volatility should increase as maturity decreases. Accordingly, the methodology identifies the likelihood of persistent price distortions (the “Tenor Dislocation Probability”) by determining how often the volatility of each futures contract in the relevant Tenor Index has not reflected the hypothesized pattern (the “Tracking Pattern”).

The Tenor Dislocation Probability is calculated using the following steps. First, the short-term price volatility of all the Tenor Indices of a commodity over the last three months is calculated and tested to determine which Tenor Indices conform to the Tracking Pattern. The percentage of days on which each Tenor Index has failed the test over the past three months is then used to estimate the Tenor Dislocation Probability for such Tenor Index.

Step 5. Determine the Selected Tenor Index for each Index Commodity

Finally, using the values determined above, the Selected Tenor Index and, therefore, the Selected Contract for purposes of the Industrial Metals Index is determined for each commodity in accordance with the procedures set out below:

(d)	The Tenor Index with the lowest Tracking Error is selected, provided that the Tenor Liquidity Weight for such Tenor Index is greater than or equal to 7% and the Tenor Dislocation Probability for such Tenor Index is less than 40% (if two or more Tenor Indices have the same lowest Tracking Error, the Tenor Index with the nearest delivery month is selected);

(e)	If (a) is not possible, the longest Tenor Index with a Tenor Liquidity Weight greater than or equal to 7% is selected; and

(f)	If neither (a) nor (b) are possible, then the Nearby Tenor Index is selected.

The Selected Contract for each relevant Index Commodity is then deemed to be the Tenor Contract of the Selected Tenor Index for such Index Commodity.

Historical Selection of the Selected Tenor Indices

Table 4 below shows the monthly Selected Tenor Indices for the Index Commodity underlying the Industrial Metals Index since November 2009. Note that a “0” indicates the Nearby Tenor Index and other numbers indicate the “n” months Tenor Index.

PPS–35

Table 4: Historical Tenor Index Selections using the Pure Beta Series 2 Methodology

	Aluminum	Copper US	Copper	Nickel	Zinc
Nov-09	2	1	2	0	4
Dec-09	4	2	4	1	3
Jan-10	3	1	3	0	2
Feb-10	2	2	2	4	3
Mar-10	2	1	1	3	2
Apr-10	3	0	1	1	1
May-10	2	1	2	2	1
Jun-10	4	0	4	1	4
Jul-10	3	2	3	3	3
Aug-10	2	1	2	2	2
Sep-10	2	3	4	1	2
Oct-10	1	2	3	1	5
Nov-10	2	1	2	1	4
Dec-10	4	2	1	1	4
Jan-11	2	1	2	3	3
Feb-11	2	2	1	2	2
Mar-11	1	1	7	1	4
Apr-11	1	0	6	1	3
May-11	5	1	5	1	2
Jun-11	4	3	4	4	1
Jul-11	3	2	3	3	3
Aug-11	2	1	5	2	2

Rebalancing of the Index Commodities in the Industrial Metals Index

The Industrial Metals Index references futures contracts that may have different delivery months than the futures contracts underlying the Reference Industrial Metals Sub-Index, and therefore, the relative weighting of the commodities in the Industrial Metals Index will not match exactly the relative weights of the commodities in the Reference Industrial Metals Sub-Index on any given day. In order to reduce potential percentage weighting differences between the Industrial Metals Index and the Reference Industrial Metals Sub-Index and to minimize the tracking error to the Reference Industrial Metals Sub-Index, the Industrial Metals Index rebalances the relative weights of the relevant Index Commodities throughout the roll period to target the then prevailing weights of the Index Commodities in the Reference Industrial Metals Sub-Index.

On the index business day immediately preceding the commencement of the roll period, the index sponsor determines the target weight for the Index Commodities based on an estimate of the expected weights of the Index Commodities in the Reference Industrial Metals Sub-Index at the end of such roll period. Also on such index business day, the same process used to determine the weightings for the Reference Industrial Metals Sub-Index on the date on which such weighting are effective is used to determine the weightings for the Industrial Metals Index. However, as the futures contracts underlying the Industrial Metals Index may not correspond to the futures contracts underlying the Reference Industrial Metals Sub-Index, the closing prices used as part of such calculation may differ. The weightings calculated as part of the monthly rebalancing process, using the prices of the futures contracts for each of the commodities underlying the Industrial Metals Index, are therefore referred to as the “Adjusted Weightings”. The relative weightings of the Index Commodities are then rebalanced during each roll period, using these Adjusted Weightings, in the same manner as the process used to re-weight the Reference Industrial Metals Sub-Index each January.

PPS–36

As discussed above, the target weightings for the Index Commodities underlying the Industrial Metals Index are based on an estimate of the expected weights of the Index Commodities underlying the Reference Industrial Metals Sub-Index immediately following the roll period. As a result, the relative weights of the Index Commodities underlying the Industrial Metals Index immediately following the roll period may not correspond exactly to the relative weights of the Index Commodities underlying the Reference Industrial Metals Sub-Index, although these differences are not expected to be material.

Calculation of the Industrial Metals Index

The initial level of the Industrial Metals Index was set to 100.000 as of December 30, 1999. For each index business day thereafter, the level of the Industrial Metals Index is calculated by the index sponsor in accordance with the methodology for the Reference Industrial Metals Sub-Index, provided, that for purposes of calculation:

3.	the current futures contract for each Index Commodity on such index business day is deemed to be the Selected Contract of such commodity as determined by the Pure Beta Series 2 Methodology, on the Observation Date immediately preceding that Observation Date;

4.	the roll futures contract for each Index Commodity for such index business day is deemed to be the Selected Contract of each commodity as determined by the Pure Beta Series 2 Methodology, on the immediately preceding Observation Date.

Historical and Hypothetical Historical Performance of the Industrial Metals Index

The Industrial Metals Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Industrial Metals Sub-Index.

The level of the Industrial Metals Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Industrial Metals Index on each index business day are reported on Bloomberg under the ticker symbol BCC1IMPP and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Industrial Metals Index was launched on January 31, 2011 and the base date for the Industrial Metals Index is December 31, 1999. All data relating to the period prior to the launch date of the Industrial Metals Index is an historical estimate by the index sponsor using available data as to how the Industrial Metals Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(iii)	on a hypothetical basis, how the Industrial Metals Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(iv)	on an actual basis, how the Industrial Metals Index has performed from January 31, 2011 onwards.

Date	Industrial Metals Index closing level
December 31, 1999	100.0000
December 29, 2000	93.7684
December 31, 2001	77.0999
December 31, 2002	76.7520
December 31, 2003	104.0930
December 31, 2004	138.9262
December 30, 2005	194.9934
December 29, 2006	325.9592
December 31, 2007	308.2420
December 31, 2008	160.2383
December 31, 2009	302.3262
December 31, 2010	354.9006
August 19, 2011	323.5939

PPS–37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Industrial Metals Pure Beta ER Historical and Hypothetical Historical Performance

(December 31, 1999 – August 19, 2011)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS–38

Modifications to the Industrial Metals Index

The index sponsor does not presently intend to modify the Industrial Metals Index. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Industrial Metals Index. The index sponsor will publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any index business day, an Index Disruption Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects the Industrial Metals Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Industrial Metals Index as the index sponsor considers necessary in order to maintain the objectives of the Industrial Metals Index, or (b) the level of the Industrial Metals Index as the index sponsor considers appropriate;

•

defer publication of the Industrial Metals Index level and any other information relating to the Industrial Metals Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace any futures contract underlying the Industrial Metals Index and/or the Reference Industrial Metals Sub-Index with any successor reference asset(s) that the index sponsor considers appropriate for the purposes of continuing the Industrial Metals Index;

•	defer or suspend publication of the Industrial Metals Index in its sole discretion at any time; and/or

•	discontinue supporting the Industrial Metals Index or terminate the calculation of the level of the Industrial Metals Index and the publication of the level of the Industrial Metals Index.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the futures contract underlying the Industrial Metals Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of such futures contract imposed by the relevant exchange, trading facility or market by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange, trading facility or market) that results in a failure by the relevant exchange, trading facility or market to report the closing price such futures contract on any index business day;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying the Industrial Metals Index has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying any Reference Index has ceased (or will cease) to be publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of any futures contract underlying the Industrial Metals Index and/or a Reference Index has occurred, and/or (b) any event or measure that results in such futures contract and/or Reference Index being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace any futures contract underlying the Industrial Metals Index and/or a Reference Index with an appropriate successor or appropriate successors in order to maintain the objectives of the Industrial Metals Index;

•

the index sponsor determines, at any time, that as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change such futures contract or the methodology used to compose or calculate the Industrial Metals Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•

any other event that would make the calculation of the Industrial Metals Index impossible or infeasible, technically or otherwise, or that makes the Industrial Metals Index non-representative of market prices or undermines the objectives of the Industrial Metals Index or the reputation of the Industrial Metals Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

PPS–39

Reference Index Change Events

If a Reference Index Change Event (as defined below) occurs, the index sponsor shall modify the Industrial Metals Index in order to reflect the changes to the Reference Industrial Metals Sub-Index, except in circumstances where, as a result of such changes:

•	the Industrial Metals Index would cease to be a “tradable” index that is readily accessible to market participants; and/or

•	it would be impossible or impractical for the index sponsor to continue to apply the Pure Beta Series 2 Methodology in each case as determined in the sole discretion of the index sponsor, in which case the index sponsor may, in its sole discretion:

•	make such determinations and/or adjustments to the Industrial Metals Index as the index sponsor considers necessary in order to maintain the objectives of the Industrial Metals Index; or

•

continue to use the version of the Industrial Metals Index that was used by the index sponsor to calculate the level of the Industrial Metals Index immediately prior to the Reference Index Change Event.

A “Reference Index Change Event” means any change to any Reference Index made by the index sponsor, as determined by the index sponsor in its sole discretion, including, without limitation, the inclusion of a new Index Commodity in a Reference Index.

Index Force Majeure Events

If, on any index business day, an Index Force Majeure Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects the Industrial Metals Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Industrial Metals Index as the index sponsor considers necessary in order to maintain the objectives of the Industrial Metals Index, or (b) the level of the Industrial Metals Index as the index sponsor considers appropriate; and/or

•

defer publication of the level of the Industrial Metals Index and any other information relating to the Industrial Metals Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the Industrial Metals Index and/or any futures contract underlying the Industrial Metals Index and/or any Reference Index.

Change in Methodology

While the index sponsor currently employs the methodology described in this preliminary pricing supplement to calculate the Industrial Metals Index, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Industrial Metals Index is based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and/or publication of the level of the Industrial Metals Index.

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Industrial Metals Index, including but not limited to the Industrial Metals Index level, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published Industrial Metals Index level other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Industrial Metals Index, the place and time of the publication of the level of the Industrial Metals Index and the frequency of publication of the level of the Industrial Metals Index.

PPS–40

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Industrial Metals Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Industrial Metals Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Industrial Metals Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Industrial Metals Index or publication of the level of the Industrial Metals Index (or failure to publish such level) and any use to which any person may put the Industrial Metals Index or the Industrial Metals Index level. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of any index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Change in Law Redemption Event

Upon the occurrence of a Change in Law that, in our sole determination, would, or is reasonably likely to: (i) have an adverse effect upon, or otherwise require us or our affiliates to unwind or terminate, in whole or in part, any of the positions, transactions or contractual arrangements pursuant to which we or our affiliates have hedged, individually or on a portfolio basis, our obligations under the Notes; or (ii) restrict our ability, or make it reasonably impracticable, to maintain existing hedging positions, enter into future transactions or contractual arrangements, or to establish or modify positions, to hedge, individually or on a portfolio basis, our obligations under the Notes, we may, but are not obligated to, redeem the Notes in whole (but not in part) in accordance with the provisions set forth herein.

For purposes of the above, “Change in Law” means (i) the adoption of, or change in, any applicable law, rule, regulation, or order by any court, tribunal, regulatory authority or exchange, or (ii) the promulgation or withdrawal of, or any change in, the interpretation by any court, tribunal, regulatory authority or exchange, or the issuance, revocation or modification of any applicable law, rule, regulation, order, exemption, position limit or “no-action” position of any regulatory authority or exchange, with competent jurisdiction of any applicable law, rule or regulation, interpretation, order or position occurring, in each case as set forth in (i) and (ii) above, after the basket initial valuation date. For the avoidance of doubt, if a Change in Law becomes effective only after a specified transition period, the occurrence of a Change in Law is not the date on which such Change in Law becomes effective but rather the date on which the Change in Law was officially adopted or enacted by the relevant body.

Hedging Disruption Redemption Event

We may, but are not obligated to, redeem the Notes in whole (but not in part) at our sole discretion upon the occurrence of a Hedging Disruption Event. A “Hedging Disruption Event” means that we determine that we or our affiliates are unable or will become unable, after using commercially reasonable efforts, to either: (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any (i) positions or contracts in securities, options, futures, derivatives or foreign exchange, (ii) loans of stock or other securities or (iii) (without limiting the generality of the foregoing) any other instruments or arrangements, in each case of (i) through (iii), the purpose of which is to hedge, individually or on a portfolio basis, a portion or all of our obligations under the Notes (each, a “Hedge Position” and collectively, the “Hedge Positions”), including, without limitation, where such Hedge Positions would contribute to the breach of applicable position limits set by any regulatory or self-regulatory body, including any exchange or trading facility, whether on a standalone basis or as a result of any adjustment(s) to the commodity exposure incurred by us under the Notes; or (b) freely realize, recover, receive, repatriate, remit or transfer the proceeds of the Hedge Positions or the Notes.

Redemption Notice

If we elect to redeem the Notes following a Change in Law Redemption Event or a Hedging Disruption Event, we will deliver written notice as promptly as possible of such election to redeem to the Depository Trust Company (“DTC”) and to The Bank of New York Mellon, the trustee under the Senior Debt Indenture dated September 16, 2004 (the “Trustee”) (the date of such delivery being the “Notice Date”). In this scenario, the basket final valuation date will be deemed to be the Notice Date, and the Notes will be redeemed on the fifth business day following such deemed basket final valuation date, subject to market disruption events, at an amount equal to the redemption amount.

PPS–41

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS–42